Progress Energy, Inc.
Form U5S
Fiscal Year 2004

Exhibit G Organizational Chart Showing EWG Relationships

Exempt Wholesale Generators (EWGs) are depicted in boldfaced text.

Name of Company	Number of Common Shares Held	Percentage of Voting Power Held
Progress Energy, Inc.
     PV Holdings, Inc.
         Progress Ventures, Inc.
              Walton County Power, LLC
              Washington County Power, LLC
              Progress Genco Ventures, LLC
                  DeSoto County Generating Company, LLC
                  Effingham County Power, LLC
                  MPC Generating, LLC
                  Rowan County Power, LLC
                  West Generating Company, LLC
     Florida Progress Corporation
         Progress Capital Holdings, Inc.
              West Drum Holdings Corporation
                  PEC Fort Drum, Inc.
                       Westmoreland-Fort Drum, LP
                           Westpower-Fort Drum LLP
	N/A (parent company) 100 100 N/A N/A N/A N/A N/A N/A N/A N/A 98,616,658 10,000 100 100 N/A N/A	N/A (parent company) 100% 100% 100% 100% 100% 100% 100% 100% 100% 100% 100% 100% 100% 88.9% 75% N/A